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          Kaiser 1995 Employee Incentive Compensation Program
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           Kaiser 1995 Employee Incentive Compensation Program

                            TABLE OF CONTENTS
                            -----------------

                                                  Section Page
                                                  ------------

Section 1. Purpose of Program and Its Parts
- -------------------------------------------

     1.1  Purpose                                      1
     1.2  Program as Part of the Plan                  1

Section 2.  Definitions
- -----------------------

     2.1  Definitions                                  2

Section 3.  Eligibility
- -----------------------

     3.1  Eligibility for Long-Term Awards             9
     3.2  Eligibility for Annual Awards                9
     3.3  No Right to Participate                     10

Section 4.  Administration
- --------------------------

     4.1  Administration                              10

Section 5.  Stock Subject to Program; Type and Nature
- -----------------------------------------------------
                    of Awards
                    ---------

     5.1  Stock Subject to the Long Term Component    11
     5.2  Type and Nature of Awards                   12

Section 6.  Effective Date and Long Term Component Life
- -------------------------------------------------------

     6.1  Effective Date and Long Term Component Life 12

Section 7.  Determination and Payment of Awards
- -----------------------------------------------

     7.1  General Principles                          12
     7.2  Determining Target Incentives and
          Granting Performance Units                  13
     7.3  Performance Goals and Valuation             14
     7.4  Payment of Actual Awards                    20
     7.5  Form and Timing of Payment                  20
     7.6  Termination of Employment Due To Death,
          Disability, or Retirement                   21
     7.7  Termination of Employment for Other Reasons 22
     7.8  Nontransferability                          22

Section 8.  Beneficiary Designation
- -----------------------------------

     8.1  Beneficiary Designation                     22
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Kaiser 1995 Employee Incentive Compensation Program



                    TABLE OF CONTENTS
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                                             Section Page
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Section 9.  Rights of Participants
- ----------------------------------

     9.1  Employment                                  23

Section 10.  Amendment, Modification, and Termination of
- --------------------------------------------------------
                         Program
                         -------

     10.1 Amendment, Modification, and Termination of
     Program                                          23

Section 11.  Tax Withholding
- ----------------------------

        11.1 Tax Withholding                          24

Section 12.  Indemnification
- ----------------------------

     12.1 Indemnification                             24

     Section 13.  Requirements of Law; Consents
     ------------------------------------------

     13.1 Requirements of Law                         25
     13.2 Consents to Program Actions                 25
     13.3 Governing Law                               26


                         APPENDIX A

                         APPENDIX B

                         APPENDIX C
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        Section 1. Purpose of Program and Its Parts
        -------------------------------------------


   1.1  Purpose
        -------
. The Kaiser 1995 Employee Incentive Compensation Program (the "Program") is intended to increase the value of the shareholder's investment in Kaiser Aluminum Corporation by providing key Employees with incentives to achieve positive Economic Value Added, as defined in Section 2 below, with emphasis in those areas of the business that such Employees can influence.

The Program is designed to provide the opportunity to earn levels of total annual compensation that, at levels of profitability equal to the cost of capital, are competitive with the compensation provided by other employers with whom the Company competes for management, at similar profitability levels, and to allow the Participants to earn higher total compensation if economic value (profit above that required to return the cost of capital) is added. These opportunities are provided through a combination of Annual and Long-Term (as both such terms are defined below) incentives.



   1.2  Program as Part of the Plan
        ---------------------------
. The long-term incentive part of the Program (the "Long Term Component") is consequently intended to further the purposes of the Kaiser 1993 Omnibus Stock Incentive Plan (the "Plan") by supplementing and implementing the provisions of Section 9 of the Plan and is made a part of the Plan effective as of January 1, 1994. It includes provisions for the payment of incentives in part in Kaiser Aluminum Corporation ("KAC") common stock and is included in the Program along with Annual incentives so as to coordinate the payment of base salary, Annual and Long Term incentive compensation. The provisions of the Long Term Component as

                                   - 1-

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they relate to KAC common stock grants and awards are subject to and limited by those of the Plan, and they shall be interpreted and administered so that they are consistent with the provisions of the Plan.

The description of provisions for determination and payment of Annual incentives are included in this Program for information and disclosure, but these provisions are not subject to the provisions of the Plan. Thus, this Program repeats or summarizes various Plan definitions and other provisions insofar as they are applicable to the Long Term Component. In the event of any conflict or ambiguity, the definitions and rules of the Plan are overriding and controlling when interpreting provisions of the Long Term Component. Because the Long Term Component supplements and implements a portion of the Plan without changing any basic rules of the Plan, the Program does not constitute an amendment of the Plan.

For purposes of summary communication documents provided to Participants, certain other terminology will be used; refer to definitions in Section 2 below, of "Long Term Component" and "Program" for identification of such different terminology.



                             Section 2.  Definitions
                             -----------------------




2.1     Definitions
        -----------
. Subject to Section 1, any capitalized term that is defined in this document shall have the meaning set forth in the appropriate definition in this Section or elsewhere herein when such term is used in connection with the Program. Moreover, any term that describes an accounting measure shall be determined for each Long-Term Performance Period in accordance with the definition of such term, applied on a consistent basis, using the amounts recorded in

                                    2
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the Company's books of accounts and generally accepted accounting principles as in effect at the beginning of the applicable Performance Period, with such modifications and such computational methodology as the Committee may deem appropriate and approve in order to carry out the purpose of the Program. Definitions relating to the Annual incentive part of the Program shall also be determined in accordance with the rules and terminology of this Section 2.1 except as they may be modified in the case of Annual incentive arrangements for particular Business Units or Participant groups that incorporate modifications approved by the CEO with the consent of the Committee in following the principles described in this document.
(a)"Actual Award" means the amount, if any, of a Participant's
    ------------
Target Incentive that, assuming continued participation for the full Performance Period for which the Target Incentive was granted, has been earned and will become payable at the times and in the manner determined under the Long Term Component or the Annual incentive part of the Program, as applicable, provided payment shall be contingent upon meeting or exceeding the threshold level of performance (minimum Company-wide EVA of 5 percent or minimum Business Unit EVA of 7-1/2 percent). Pursuant to Section 7.3(l), 7.6, or 10.1, a Participant's Actual Award may be prorated in the case of participation for less than the full Performance Period.
(b)"Annual" means of or pertaining to the short-term part of the
    ------
Program, which provides for the possibility of Awards which may be made each year and for results to be measured for the one-year Performance Period for which the Award was made.
(c)"Award" means
    -----
     (1)with respect to the Long Term Component, the Performance Units granted to a Participant at the beginning of the Long Term Performance Period, and
     (2)with respect to the Annual incentive part of the Program, the total cash incentive under the Annual incentive part of the Program,

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     where (1) and (2) collectively constitute the Participant's total Target Incentive under the Program when granted and either (1) or (2) or both may result in payment of an Actual Award after the end of the applicable Performance Period.
(d)"Board" unless otherwise specified means the Board of
    -----
Directors of KACC. The term "Boards" shall refer collectively to the Boards of Directors of KAC and KACC.
(e)"Business Plan" for any fiscal year beginning on or after
    -------------
January 1, 1995, means the Business Units and KACC consolidated business plan for such fiscal year, as approved by the Board.
For 1994, the second quarter updated business plan will be used.
(f)"Business Unit" means a separate operating unit of the
    -------------
Company, as determined for purposes of the Company's internal organization and reflected in its Business Plan.
(g)"Capital Employed" means the net assets of the Company or
    ----------------
Business Unit, as applicable. Net assets are determined as total assets minus liabilities adjusted for the following exclusions. Total assets shall exclude deferred financing recorded in the other assets category, and total liabilities shall exclude debt, accrued and deferred income taxes, and accrued interest, all net of minority interests in these items.
(h)"Capital Spending" means KAC's or the Business Unit's share of
    ----------------
expenditures constituting capital spending as defined by Policy 160 in the KAC Controller's Policy Manual, including 100 percent of such spending for consolidated entities and KAC's proportionate share of such spending for non-consolidated entities whose results are reflected in KAC's financial reporting.
(i)"CEO" or "Chief Executive Officer" means the chief executive
    ---      -----------------------
officer of KAC.
(j)"Committee" means the Compensation Committees of the Boards,
    ---------
acting jointly, as provided in Section 2.1(d) of the Plan.
(k)"Company" means KAC and KACC collectively.
    -------
(l)"Cost of Capital" means
    ---------------

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     (1)for the Company on a consolidated basis, 15 percent,
     which is deemed to be the actual cost for the Company based on a 50 percent debt and 50 percent equity ratio and assuming that the cost of debt is 10 percent and the cost of equity is 20 percent, and
     (2)for a Business Unit, 20 percent, which is deemed to be the actual cost for each Business Unit since certain Corporate level costs are not allocated against the earnings of Business Units.
(m)"Disability" means disability as defined in the Kaiser
    ----------
Aluminum Self-Insured Welfare Plan for Employees.
(n)"EBDIT" or "Earnings Before Depreciation, Interest, and Taxes"
    -----      -------------------------------------------------
means EBIT plus depreciation, where depreciation includes purchase accounting investment amortization and depreciation recorded in the cost of goods sold, and does not include depreciation in minority interest.
(o)"EBIT" or "Earnings Before Interest and Taxes" means net
    ----      ----------------------------------
income plus the Company share of interest expense (including interest recorded in the cost of goods sold), amortization of deferred financing, capital charges, income taxes, and extraordinary items.
(p)"Employee" means an officer, director, or regular full-time
    --------
salaried employee (including any officer or director who is also an employee, other than a director who serves on the Committee) of the Company or its subsidiaries or any branch, unit or division thereof. For purposes of this Program, Employee does not include the Chief Executive Officer, the Chief Financial Officer or the Chief Administrative Officer.
(q)"EVA" or "Economic Value Added" means the return on Company or
    ---      --------------------
Business Unit assets, expressed as a percent and determined for the applicable Performance Period with respect to either Annual EVA or Long-Term EVA as described below.
     (1)Annual EVA, in most cases, is determined for the Annual Performance Period as the EBIT divided by the average Capital Employed. For certain Business Units Annual EVA will be defined the same as

                                     5
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     Long Term EVA, with the exception that only the first two
     steps are used in determination of such Annual EVA. For purposes of the foregoing, the average Capital Employed shall be the simple average of annual, quarterly or monthly figures, as available.

     (2)Long-Term EVA is determined as follows. First, for each year in the Long-Term Performance Period, determine (c) as the EBDIT minus the Capital Spending, and (d) as the average Capital Employed. Second, divide (c) by (d). Third, determine the EVA for the Long-Term Performance Period as the simple average of the three annual percentages
     determined in the second step above.    For purposes of the
     foregoing, the average Capital Employed shall be the simple average of annual, quarterly or monthly figures, as available.
(r)"Exchange Act" means the Securities Exchange Act of 1934, as
    ------------
amended and in effect from time to time.
(s)"KAC" means Kaiser Aluminum Corporation, a Delaware
    ---
corporation.
(t)"KACC" means Kaiser Aluminum & Chemical Corporation, a
    ----
Delaware corporation.
(u)"Long-Term" means of or pertaining to the Long Term Component,
    ---------
which provides for Awards to be made each year near the beginning of a new three-year Performance Period and for results to be measured for such three-year Performance Period.
(v)"Long Term Component" means the long-term incentive
    -------------------
compensation Program described in this document that is part of the Program and is governed by the Plan, as described in Section 1 hereof. For purposes of describing the Long Term Component of the Program to Participants in summary communication materials, the title "Kaiser Aluminum Long Term Incentive Program", short-titled "LTI Program" will be used.
(w)"Participant" means any Employee designated by the CEO or the
    -----------
Committee to participate pursuant to Section 3.
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(x)"Performance Goal" means, as applicable,
    ----------------
     (1)the Annual EVA planned for achievement on average over the Annual Performance Period, or
     (2)the Long-Term EVA planned for achievement on average over the Long-Term Performance Period.
(y)"Performance Period" means a period commencing on the date
    ------------------
that the Program is first effective or on any subsequent anniversary of such date for which an Award has been made and will be measured in accordance with the rules of the Program, as follows:
     (1) with respect to the Annual part of the Program, the period shall be the calendar year, and each calendar year shall constitute a Performance Period.
     (2)with respect to the Long Term Component, the period shall consist of three consecutive calendar years, and a new Long-Term Performance Period shall begin each year and shall partially overlap the two immediately preceding Long-Term Performance Periods, if any.
(z)"Performance Unit" means a unit with an initial value of $1.00
    ----------------
that is granted to a Participant as part of a Target Incentive and applies only to the Long Term Component.
(aa)"Plan" means the Kaiser 1993 Omnibus Stock Incentive Plan, as
     ----
amended and in effect from time to time.
(bb)"Program" means the Kaiser 1995 Employee Incentive
     -------
Compensation Program that includes Annual incentive and Long Term incentive amounts which, when combined with base salary, comprise the total compensation for a Participant. For purposes of describing the Program to Participants in summary communication materials, the title "Kaiser Aluminum Total Compensation System", short titled "System" shall be used.
(cc)"Retirement" means termination of employment on or after
     ----------
attaining eligibility for a full early or normal retirement benefit under the Kaiser Aluminum Salaried Employees Retirement Plan.
                                     7
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(dd)"Section 16 Reporting Persons" means Employees who are KAC
     ----------------------------
executive officers, directors, or 10 percent beneficial owners for purposes of required reporting and potential liability under
Section 16 of the Exchange Act, as to whom the Committee shall have sole discretion in making determinations hereunder.
(ee)"Stock" means the common stock, par value $0.01 per share, of
     -----
KAC.
(ff)"Stock Closing Price" means the average of the closing prices
     -------------------
of Stock on trading dates in the final month of the Performance Period, as listed in the New York Stock Exchange Composite Transactions of the Wall Street Journal or such other generally available, published listing as may be designated by the Committee for this purpose.
(gg)"Target Incentive" means
     ----------------
     (1)with respect to the Long Term Component, the sum of Performance Units awarded to a Participant for the Long-Term Performance Period, and
     (2)with respect to the Annual incentive part of the Program, the initial targeted cash amount for the Actual Award, where the Target Incentives in both (1) and (2) plus the Participant's base salary at the beginning of the Performance Period are designed to provide the desired total compensation target for the Participant.
(hh)"Tentative Award" means the amount of the Actual Award
     ---------------
before any adjustment to reflect Business Unit safety and before any other adjustments permitted on a discretionary basis under rules set forth in Section 7 below.

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                         Section 3.  Eligibility
                         -----------------------

   3.1  Eligibility for Long-Term Awards
        --------------------------------
        As provided in Section 3.1 of the Plan, Employees are selected to participate and receive Awards under the Long Term Component, as determined by the Committee in its sole discretion. Except as otherwise determined by the Committee, the Employees selected for the Long Term Component shall include (a) the Employees who report directly to the CEO (excluding the Chief Financial Officer and the Chief Administrative Officer), (b) Employees recommended by the CEO who are managers who report directly to the CEO's direct reports and have a direct impact on Corporate and/or Business Unit financial results, and (c) other Employees recommended by the CEO who are not described in (a) or (b), but who, because of the nature of their employment, have a direct impact on Corporate and/or Business Unit financial results.

        For a new hire or a promoted Employee who was not initially selected to participate at the beginning of an applicable Long-Term Performance Period, or in other appropriate circumstances, the Committee may approve the selection of an Employee to commence participation as of an appropriate date during the Long-Term Performance Period, subject to the rules in Section 7.3(l) regarding the proration of any resulting Actual Award to reflect the shortened period of participation during the remainder of such Performance Period.



   3.2  Eligibility for Annual Awards
         -----------------------------
        Eligibility for Annual Awards under the Program shall follow analogous rules to those in Section 3.1 above, subject to such modifications and delegation of decision-making authority as is deemed appropriate by the CEO.

                                     9
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   3.3  No Right to Participate
         -----------------------
        As provided in Section 3.2 of the Plan, no Participant, regardless of position or responsibility, shall have any entitlement or right to cause any Award to be made under the Long Term Component without the approval of the Committee. Except as otherwise required by the Plan or determined by the Committee pursuant to the Plan, the making of a Long-Term Award shall not entitle a Participant to any subsequent or additional Award. Similar rules shall apply to the Annual incentive part of the Program, subject to the appropriate approval level.



                   Section 4.  Administration
                   --------------------------


   4.1  Administration
         --------------
   . Consistent with Section 4 of the Plan, the Committee shall have broad administrative responsibility for the Long Term Component. As required by Sections 2.1(d) and 4.1 of the Plan, each Committee member shall be a "disinterested person" for purposes of Rule 16b-3 under the Exchange Act with respect to the right to acquire Stock or any other interest in equity securities of KAC pursuant to the Long Term Component. In administering the Long Term Component, the Committee shall have all the powers and responsibilities assigned to it in
   Section 4 and other provisions of the Plan that are applicable to the Long Term Component and the type of Awards it describes, including, without limitation, the power to interpret the Long Term Component, to prescribe, amend, and rescind rules and regulations relating to it, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Long Term Component, but only to the extent not contrary to express provisions of the Plan except

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   that the Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan. Committee actions with respect to the Long Term Component shall be taken in accordance with procedures described in Section 4 of the Plan, and the Committee shall have the authority to make non-uniform determinations and to issue Stock with respect to the Long Term Component, as provided in Sections 4.2 and 4.3 of the Plan. The Committee may obtain and rely on recommendations of the CEO and such other persons as it deems appropriate in making determinations with respect to the Long Term Component participation and Awards for Participants who are not Section 16 Reporting Persons, provided that the Committee shall retain final approval authority for all such determinations as well as any other determinations that it has the responsibility and authority to make with respect to the Long Term Component hereunder and the Plan.





Section 5.  Stock Subject to Program; Type and Nature of Awards
- ---------------------------------------------------------------




   5.1  Stock Subject to the Long Term Component
         ----------------------------------------
        . Stock that is issued to Participants in payment of Actual Awards under the Long Term Component is provided from the authorized shares of Stock described in Section 5 of the Plan and is subject to all applicable rules of the Plan relating to the issuance of Stock with respect to such Awards, including the rules in Sections 5 and 9 of the Plan.

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   5.2  Type and Nature of Awards
         -------------------------

          (a)Annual Awards that become payable shall be paid entirely in cash as provided herein.

   (b)Long-Term Awards under the Program shall consist of Performance Units that may become payable in Stock and cash as permitted in Sections 5.5 and 9 of the Plan and as described more specifically herein. Each Long-Term Award shall be evidenced in writing in the form of an appropriate agreement or Notice of Award approved by the Committee in accordance with Section 5.6 of the Plan and the provisions of the Long Term Component.


Section 6.  Effective Date and Long Term Component Life
- -------------------------------------------------------


   6.1  Effective Date and Long Term Component Life
         -------------------------------------------
        .  As provided in Section 1.1 herein, the Long Term
        Component is effective as of January 1, 1994.
        Thereafter, subject to the rules set forth in this Program and in the Plan, including the rules of Section
        6.2 of the Plan and the continuing availability of Stock under
        Section 5 of the Plan, the Long Term Component as may be amended from time to time, shall continue during such time as the Plan remains in effect.


Section 7.  Determination and Payment of Awards
- -----------------------------------------------


   7.1  General Principles
         ------------------
        . All of the following principles in this Section 7 are applicable to Participants in the Long Term Component, to

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   executive management (the CEO's direct reports) for both the
   Long Term Component and the Annual incentive portion of the Program, except to the extent that some Participants' short-term or other Annual incentive plan, as approved by the CEO, may be somewhat different. Any short-term incentive plan that varies from the principles herein, however, will be consistent with the overall intent of the Program.



   7.2  Determining Target Incentives and Granting Performance
         ------------------------------------------------------
Units
- -----
. Subject to Sections 3, 4, and 5 of the Plan and this Program, Performance Units for the Long Term Component may be granted to Participants at any time and from time to time as shall be determined by the Committee. In practice, except as otherwise determined by the Committee, consideration shall be given to the following general principles in granting Performance Units for the Long Term Component. Performance Units shall be granted as of the beginning of each Long Term Performance Period in amounts that the Committee deems necessary to provide the desired Long-Term Target Incentive for the Participants. In determining a Participant's Target Incentive, the Committee, along with the CEO and his designees, shall focus on a total compensation concept with the following elements:

    (a)Using an agreed list of comparator companies approved by the Committee and such supplemental third-party compensation surveys as deemed appropriate, the position of a Participant will be matched with similar positions in the comparator group and the supplemental survey data (taking into account differences in the Company structure of responsibilities from the comparator group and differences in the performance of the comparator group in comparator periods) to determine the total market value of the position and the market breakdown of such value into base salary and incentive compensation.

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   (b)Then, considering the objective of setting base salary at the 45th percentile level and incentive compensation (the sum of both Annual and Long-Term incentives) at the 55th percentile level, the Committee, taking into account the recommendations of the CEO and his designees, shall determine an appropriate target level for the Participant's Target Incentive in light of these factors and individual circumstances.

   (c)Of the total amount of targeted incentive compensation, the Long-Term Target Incentive as a general rule shall represent 75 percent for Participants in executive managerial roles and 60 percent for non-executive Participants. The Annual Target Incentive shall represent the remainder of the targeted incentive compensation that is not provided as a Long-Term Target Incentive. When deemed appropriate, there may be some variation from these ratios.

   7.3  Performance Goals and Valuation
         -------------------------------
. For each Performance Period the Committee, along with the CEO and his designees, shall approve Performance Goals that, depending on the actual results achieved, will allow Annual and Long-Term Target Incentives to be valued at from zero to three times their initial value for purposes of determining and paying Actual Awards. To accomplish this, a planned EVA shall be determined for the Company and for each Business Unit for the applicable Performance Period. This step shall be part of a normal process of developing the Business Plan at the time the determination is made, and it shall be completed before March 31 of the each year or as early as practicable during the Performance Period. This process shall also be subject to the final review and approval of the Committee, along with the CEO and his designees. After the completion of this planning step and as soon as practicable after the end of the Performance Period, the actual EVA results for the Company and for each Business Unit shall be determined and compared to the planned results for the purpose of calculating Actual Awards. Except as otherwise determined by the Committee, which may take into account the recommendations of the CEO and his

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designees, Performance Goals shall be determined and used to value Target Incentives as follows:

   (a)A matrix with multipliers from zero to three shall be established for the entire Company to measure the effect of achieving different levels of actual Company EVA results relative to different planned Company EVA levels. The Company-wide matrix, as approved by the Committee, shall be identified as Appendix C and attached hereto so that it can be recognized as part of this document. The initial version of Appendix C shall set the 1.00 multiplier level at the point where both planned and actual EVA equal 15 percent, which is deemed to be the Company's cost of capital. The initial version of Appendix C shall be effective at the same time as this document and shall continue in effect indefinitely unless it is superseded by a revised Appendix
C. Any revised Appendix C that may be approved by the Committee or the CEO for the Annual incentive part of the Program, shall indicate the Performance Periods for which it is effective.

   (b)A matrix with multipliers from zero to three shall be established for Business Units to measure the effect of achieving different levels of actual Business Unit EVA results relative to different planned Business Unit EVA levels. The matrix, as approved by the Committee, which may take into account the recommendations of the CEO and his designees, shall be identified as Appendix A and attached hereto so that it can be recognized as part of this document. The initial version of Appendix A shall set the 1.00 multiplier level at the point where both planned and actual EVA equal 20 percent, which is the required rate of return from the Business Units to cover the Cost of Capital. This is 5 percent higher than the similar EVA target level for Company-wide results due to the fact that certain general costs of the Company, not related to the active Business Units, are not allocated to Business Units. The initial version of Appendix A shall be effective at the same time as this document and shall continue in effect indefinitely unless it is superseded by a revised Appendix A. Any revised Appendix A that may be approved by the Committee, or the CEO for the Annual

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incentive part of the Program, shall indicate the Performance
Periods for which it is effective.

   (c)A special matrix shall be established as Appendix B for the Alumina and Primary Products Business Units and for any other Business Unit for which a special matrix is appropriate.
Appendix B shall be similar to Appendix A except that it shall indicate multipliers based on actual Business Unit EVA only instead of actual versus planned Business Unit EVA. The rules for continuing or revising Appendix B shall parallel those for Appendix A.

   (d)At the end of the Performance Period, the actual EVA shall be determined for the Company and for each Business Unit, and these EVA results shall be used to determine Actual Awards as described in the steps below. Verification of Actual Award calculations shall be provided as deemed appropriate by the CEO and the Committee.

   (e)The Tentative Award for Business Unit Participants in a Performance Period shall be determined by giving a weighting of 80 percent (or other approved weighting factor) to the multiplier that reflects the Business Unit EVA and 20 percent to the multiplier that reflects the Company-wide EVA. For certain Participants who report to a Business Unit Manager or his or her direct reports, a different weighting that reduces the importance of the Company-wide EVA may be used where appropriate. In the case of the Alumina and Primary Products Business Units or any other Business Unit for which the following treatment is appropriate, the 80 percent (or other approved weighting factor) Business Unit EVA component shall be broken down into two components so that the multiplier determined from Appendix A shall be given a weighting of 24 percent (30 percent of the Business Unit weighting of 80 percent), and the multiplier determined from Appendix B shall be given a weighting of 56 percent (70 percent of the Business Unit weighting of 80 percent). In the case of other Business Units not described in the preceding sentence, the entire Business Unit weighting of 80 percent (or other approved weighting factor) shall apply to

Appendix A multiplier for the Business Unit. In all cases, the Business Unit multiplier(s), as adjusted for the appropriate percentage weighting, plus the Company-wide multiplier, as similarly adjusted, shall equal the total multiplier to be applied to the Participant's Target Incentive to determine the Participant's Tentative Award.

   (f)The Tentative Award for Business Unit Participants described in Section 7.3(e) is subject to two possible adjustments in computing the Actual Award amount, provided that the first such adjustment shall not apply to Business Unit staff Participants who are instead subject to the first adjustment described in Section 7.3(h).
          (1)First, the Tentative Award may be increased or decreased (but not below zero) by an amount equal to up to plus or minus 10 percent of the Participant's Target Incentive to reflect an evaluation of safety results achieved at the Business Unit in the Performance Period. The determination of the factor will include a combination of objective measurement of safety results appropriate to the Business Unit against aluminum and other industry standards, and qualitative assessment of the safety programs and progress against them.
          (2)Second, the Tentative Award may be increased or decreased (but not below zero) by an amount up to plus or minus 20 percent of the Participant's Target Incentive to reflect an adjustment for circumstances not already reflected in the determination of the amount being adjusted. This addition or subtraction will be based on such factors as exceptional achievement or failure to achieve agreed objectives which are not reflected in the results of the Business Plan but are important to the longer term success of the business and/or events (either positive or negative) deemed beyond the control of the Participant. Except in the case of Participants who are Section 16 Reporting Persons, the determinations and adjustments described in this paragraph may be made by the CEO or his designate based upon such background information and recommendations as he deems appropriate, and shall be subject, for the Long Term Component, to any final review and approval or modification that the Committee wishes to make. In the case of Participants who are
          Section 16 Reporting Persons, the adjustments shall be made by the Committee, taking into account the recommendations of the CEO where appropriate.

   (g)The Tentative Award for corporate staff Participants in a Performance Period shall be determined in a manner similar to that described in Section 7.3(e) above, but giving a weighting of 50 percent to the simple average of all Business Unit multipliers determined under Appendix A for the Performance Period, and 50 percent to the multiplier in Appendix C that reflects the Company-wide EVA. The corporate staff multiplier from Appendix A, as adjusted for the 50 percent weighting, plus the Company-wide multiplier from Appendix C, as similarly adjusted, shall equal the total multiplier to be applied to the Participant's Target Incentive in order to determine the Participant's Tentative Award.

   (h)The Tentative Award for corporate staff Participants described in Section 7.3(g) is subject to two possible adjustments in computing the Actual Award amount, the first of which is also applicable to Business Unit staff Participants in lieu of the safety adjustment described in Section 7.3(f).
          (1)First, the Tentative Award may be increased or decreased (but not below zero) by an amount up to plus or minus 10 percent of the Participant's Target Incentive to reflect an evaluation of departmental results or other specific objectives achieved by the Participant's staff group in the Performance period.

          (2)Second, the Tentative Award may be increased or decreased (but not below zero) by an amount up to plus or minus 20 percent of the Participant's Target Incentive to reflect an adjustment for circumstances not already reflected in the determination of the amount being adjusted. This addition or subtraction will be based on such factors as exceptional achievement or failure to achieve agreed objectives which are not reflected in the results of the Business Plan but are important to the longer term success of the business and/or events (either positive or negative) deemed beyond the control of the Participant. Except in the case of Participants who are Section 16 Reporting Persons, the adjustments described in this paragraph shall be made by the CEO or his designee based upon such background information and recommendations as he deems appropriate, and shall be subject to any final review and approval or modification that the Committee wishes to make. In the case of Participants who are Section 16 Reporting Persons, any such adjustments shall be made by the Committee, taking into account the recommendations of the CEO where appropriate.

   (i)If a Participant transfers between groups during the Performance Period, calculations under this Section 7.3 shall be made, using the rules for each group separately and applying them on a pro rata basis to reflect the portion of the Performance Period during which the Participant was employed in that group. In the event of a major change during the Performance Period, such as the sale of a Business Unit or some other significant, unforeseen transaction or circumstance that, in the judgment of the Committee, would make it inappropriate to measure actual financial results against the performance criteria on which Target Incentives were based or use them to determine Actual Awards, the Committee may in its discretion approve appropriate adjustments for the purpose of making determinations for the Performance Period as uniform and as near as possible to what they would have been, absent the change.

   (j)If an Employee was selected to commence participation in the Long Term Component as of a date after the beginning of a Performance Period, such Participant's Actual Award, if any, for the Performance Period shall be prorated by multiplying it by a fraction equal to (i) the number of months in the Performance Period in which the Employee was a Participant, divided by (ii) the total number of months in the Performance Period.

   (k)In certain circumstances the weighting of factors, as described in this Section 7.3 above, may not be appropriate to provide the proper motivation. For example, a Participant (or department of Participants) engaged in international business development or research center functions may require modified weightings to achieve the purposes of the Program. In those instances, the weightings may be different, but they shall in total be consistent with the principles of the Program.


   7.4  Payment of Actual Awards
        ------------------------
. After the Performance Period has ended, if a Participant's Actual Award has been determined to be greater than zero, payment of the amount earned shall be made in accordance with and subject to the rules and limitations in Sections 7.5 through 7.8 below. No payment shall be made in the case of any amount that is forfeited due to a termination of employment.



   7.5  Form and Timing of Payment
        --------------------------
. The amount, if any, of the Annual Actual Award determined under Section 7.3 above that is not forfeited pursuant to Section
7.6 or 7.7 below (determined after applying the proration rule of such Section 7.6, if applicable) shall be paid in full in cash during the first calendar quarter immediately following the end of the Annual Performance Period to which such Actual Award relates.

The amount, if any, of the Long-Term Actual Award determined under Section 7.3 above that is not forfeited pursuant to Section
7.6 or 7.7 below (determined after applying the proration rule of such Section 7.6, if applicable) shall be divided into two equal installments. The first installment shall be paid during the first calendar quarter immediately following the end of the Long-Term Performance Period. The second installment shall be paid during the first calendar quarter of the next year following the first installment.

Each installment payment that is due shall automatically consist of the number of whole shares of Stock that most nearly equals, without exceeding, 57 percent (or such other percentage as may be specified by the Committee in the future due to changing tax rates) of the total value of the installment payment. For this purpose, the Stock Closing Price shall be used to determine the number of shares of Stock and their total value. The remaining portion of the installment payment, determined after subtracting such Stock value, shall be paid in cash. Notwithstanding the foregoing, however, if the Stock is not publicly traded at the time any payment is due, the payment will be made entirely in cash.


   7.6  Termination of Employment Due to Death, Disability, or
         ------------------------------------------------------
Retirement
- ----------
. Except to the extent otherwise determined by the Committee, in the event that a Participant terminates employment with the Company during a Performance Period due to death, Disability, or Retirement, the Participant (or the Participant's beneficiary) shall receive pro rata payment of the Participant's Actual Award, if any, for such Performance Period, and any remaining amount of the Actual Award shall be forfeited. The portion of the Actual Award to be paid in this case is the amount of the Participant's Actual Award, if any, for the Performance Period that results from multiplying the total Actual Award by a fraction equal to
(i) the number of months in the Performance Period in which the Employee was a Participant, divided by (ii) the total number of months in the Performance Period. Payment shall be made at the times and in the manner prescribed by Section 7.5. above for Participants who did not terminate their employment during the Performance Period.

   7.7  Termination of Employment for Other Reasons
         -------------------------------------------
. Except to the extent otherwise determined by the Committee, in the event that a Participant voluntarily terminates employment with the Company during the Performance Period for any reason other than death, Disability, or Retirement, all rights of the Participant with respect to Performance Units granted to him/her for the Performance Period shall be forfeited, and no amount of the Participant's Actual Award, if any, for such Performance Period shall be paid. In the event that the termination is by mutual agreement, there may be a partial payment in accordance with Section 7.6 above.


   7.8  Nontransferability
         ------------------
. As provided in Section 9.7 of the Plan, no Performance Units granted may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution until the termination of the applicable Performance Period. All rights with respect to Performance Units granted to a Participant shall be exercisable during his/her lifetime only by such Participant. These rules apply to Target Incentives and Actual Awards that have become vested and are in the process of being paid in accordance with the terms hereof.



                Section 8.  Beneficiary Designation
                -----------------------------------


   8.1  Beneficiary Designation
         -----------------------
        . As provided in Section 13 of the Plan, each Participant may designate a beneficiary or beneficiaries to receive any payments that may be due under the Program (of either the Annual incentive or the Long Term Component thereof) in the event of his/her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee or its designated administrator, and will be effective only when filed by the Participant in writing with the Committee or its designated administrator during his/her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his/her surviving spouse or to the deceased Participant's estate.



                     Section 9.  Rights of Employees
                     -------------------------------


   9.1  Employment
         ----------
. Nothing in the Program shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, notwithstanding that as a result of such termination the Employee may not receive any Actual Award, nor confer upon any Participant any right to continue in the employ of the Company.



Section 10.  Amendment, Modification, and Termination of Program
- ----------------------------------------------------------------




   10.1 Amendment, Modification, and Termination of Long
        ------------------------------------------------
        Term Component
        --------------
. The continuation of the Long Term Component as set forth herein is subject to any amendment, modification, suspension, or termination of the Plan that may occur pursuant to Section 15 of the Plan, and is further subject to any similar action that may be taken by the Committee, consistent with Sections 4, 9, and 15 of the Plan and the provisions herein, with respect to the Long Term Component. If the Long Term Component is terminated during any

Performance Period for which Awards have been made, the Actual Awards will be determined as usual at the end of the Performance Period and will then be prorated by multiplying them by a fraction equal to (i) the number of months in the Performance Period prior to the termination, divided by (ii) the total number of months in a full Performance Period. As provided in Section 15 of the Plan, no amendment, revision, modification, suspension, discontinuance or termination of the Plan shall in any manner adversely affect any Award theretofore granted, without the consent of the Grantee. Similar rules shall apply to the Annual incentive part of the Program, subject to the appropriate approval level.


                      Section 11.  Tax Withholding
                      ----------------------------


   11.1 Tax Withholding
        ---------------
. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements on with respect to any Award under the Program.



                  Section 12.  Indemnification
                  ----------------------------


   12.1 Indemnification
        ---------------
. The Long Term Component is subject to Section 18.1 of the Plan, which provides that each person who is or shall have been a member of the Committee or of the Boards shall be indemnified and held harmless by KACC against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him/her in connection with or resulting from any claim, action, suit, or proceeding to which he/she may be a party or in which he/she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him/her in settlement thereof, with KACC's approval, or paid by him/her in satisfaction of any judgment in any such action, suit, or proceeding against him/her, provided he/she shall give the Company an opportunity, at its own expense, to handle and defend the same before he/she undertakes to handle and defend it on his/her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.



               Section 13.  Requirements of Law; Consents
               ------------------------------------------


   13.1 Requirements of Law
        -------------------
. The granting of Awards and the issuance of Stock under the Long Term Component shall be subject to all applicable laws, rules, regulations, and such approvals by any governmental agencies or national securities exchanges as may be required.


   13.2 Consents to Program Actions
        ---------------------------
.  As determined by the Committee in accordance with Sections
19.2 and 19.3 of the Plan, no action under the Long Term Component shall be taken unless and until any "Consent" deemed necessary or desirable in connection therewith shall have been effected or obtained to the full satisfaction of the Committee. For this purpose, "Consent" is defined in Section
19.3 of the Plan and includes any listings, registrations or qualifications in respect of the Plan upon any securities exchange or under any Federal, state or local law, rule or regulation, and any written agreements and representations by a Participant with respect to the disposition of shares of Stock or any other matter which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption therefrom.


   13.3 Governing Law
        -------------
.  As provided in Section 19.4 of the Plan, the Long Term
Component, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.

APPENDIX A

   KAISER 1995 EMPLOYEE INCENTIVE COMPENSATION PROGRAM
   LONG AND SHORT TERM INCENTIVE PERFORMANCE AWARD SCHEDULE - BUSINESS UNIT

PLAN EVA
 35%     0.160     0.300     0.800     1.200     1.500     2.250     3.000
 32%     0.180     0.450     0.850     1.300     1.850     2.500     2.750
 29%     0.200     0.500     0.900     1.400     2.000     2.250     2.500
 25%     0.220     0.550     0.950     1.500     1.750     2.000     2.250
 20%     0.230     0.600     1.000     1.250     1.500     1.750     2.000
 14%     0.240     0.700     0.850     1.000     1.250     1.500     1.850
7.5%     0.250     0.600     0.700     0.800     1.000     1.250     1.500
0.0%     0.260     0.500     0.550     0.600     0.750     1.000     1.300
         -----     -----     -----     -----     -----     -----     -----
          7.5%       14%       20%       25%       29%       32%       35%

ACTUAL EVA

APPENDIX B
KAISER 1995 EMPLOYEE INCENTIVE COMPENSATION PROGRAM
LONG AND SHORT TERM INCENTIVE PERFORMANCE AWARD
SCHEDULE FOR SELECT BUSINESS UNITS

              ACTUAL
              EVA                      MULTIPLIER
              7.5%                        0.25
               14%                        0.70
               20%                        1.00
               25%                        1.50
               29%                        2.00
               32%                        2.50
               35%                        3.00


APPENDIX C
KAISER 1995 EMPLOYEE INCENTIVE COMPENSATION PROGRAM
LONG AND SHORT TERM INCENTIVE PERFORMANCE AWARD SCHEDULE - CORPORATE
   CONSOLIDATED

PLAN EVA
30%                 0.180     0.450     0.850     1.550     2.150     3.000
25%                 0.200     0.500     0.900     1.650     2.250     2.600
20%                 0.210     0.550     0.950     1.750     2.050     2.250
15%                 0.220     0.600     1.000     1.400     1.750     2.000
10%                 0.230     0.650     0.850     1.100     1.450     1.750
 5%                 0.240     0.600     0.750     0.950     1.200     1.500
 0%                 0.250     0.500     0.650     0.800     1.000     1.250
                    -----     -----     -----     -----     -----     -----
                       5%       10%       15%       20%       25%       30%

ACTUAL EVA